SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 24, 2000
                                                          ---------------

                             HARRIS FINANCIAL, INC.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)

         Pennsylvania                     0-22399               23-2889833
-------------------------------   ------------------------    ---------------
(State or Other Jurisdiction         (Commission File No.     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


235 N. Second Street, Harrisburg, PA                                     17101
------------------------------------                                   --------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:           (716) 236-4041
                                                              --------------


                                 Not Applicable
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)




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Items 1, 2, 3, 4 and 6:             Not Applicable

Item 5. Other Events

     On August 24, 2000, Harris Financial, Inc. issued a press release announcing the commencement of a stock offering in connection with the mutual-to-stock conversion of Harris Financial, MHC. A copy of the press release is filed as exhibit 1.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

1.       Press release.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     HARRIS FINANCIAL, INC.



DATE: August 31, 2000               By:      /s/ James L. Durrell
                                             --------------------
                                             James L. Durrell
                                             Executive Vice President
                                             and Chief Financial Officer


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                                    EXHIBIT 1

Harris Financial Announces Commencement of an Offering of Waypoint Financial Corp. Stock

HARRISBURG, Pa.--(BUSINESS WIRE)--Aug. 24, 2000--Charles C. Pearson, Jr., Chairman, President and Chief Executive Officer of Harris Financial, Inc. (Nasdaq/NMS:HARS - news) and Robert W. Pullo, Chairman and Chief Executive Officer of York Federal Savings and Loan Association, announced that Harris Financial and Waypoint Financial Corp., newly-formed to replace Harris Financial as the holding company for Harris Savings Bank, will begin an offering of common stock pursuant to a Plan of Conversion. Pursuant to the Plan, Harris Financial, MHC, the mutual holding company for Harris Financial, will conduct a "second-step" conversion, through the stock offering. Harris Financial, MHC will offer for sale its 75.9% interest in Harris Financial. As part of the transaction, Harris Financial and Harris Financial, MHC will cease to exist, Harris Savings Bank will change its name to Waypoint Bank and Waypoint Financial will become the fully-public holding company for Waypoint Bank.

The conversion is being conducted in connection with Waypoint Financial's proposed merger with York Financial Corp., York, Pa. (Nasdaq/NMS:YFED - news). In the merger, which will occur simultaneously with the completion of the conversion and related stock offering, York Financial will cease to exist and its subsidiary, York Federal Savings and Loan Association, will merge with Harris Savings Bank. Also concurrently with the conversion and stock offering, Waypoint Financial will issue shares of its common stock to 1) the public stockholders of Harris Financial ("minority stockholders"), who currently own 24.1% of Harris Financial's common stock and 2) the stockholders of York Financial. Minority stockholders will receive Way point Financial shares in exchange for their existing shares, and York Financial stockholders will receive Waypoint Financial shares in exchange for their shares of York Financial stock.

The merger with York Financial, the conversion of Harris Financial, MHC and the Way point Financial stock offering are interdependent. No transaction will occur without the others. Waypoint Financial is offering for sale between 19,550,000 and 26,450,000 shares of common stock (subject to a 15% increase) at a purchase price of $10.00 per share. If Waypoint Financial does not receive orders for at least 19,550,000, then, in limited circumstances, as few as 14,550,000 shares may be sold in the offering.

The number of shares that minority stockholders will receive will be calculated based on an exchange ratio that is intended to ensure that, after the conversion and offering, but before giving effect to shares issued in the merger with York Financial, minority stockholders will maintain approximately the same ownership interest in Waypoint Financial as they currently own in Harris Financial. That ownership interest will be reduced, however, as a result of the additional shares of stock to be issued to York Financial's stockholders in the merger. Minority stockholders are expected to receive between .7667 and 1.0373 shares (subject to a 15% increase to 1.1928 shares) of Waypoint Financial stock in exchange for each of their existing shares of Harris Financial stock. York Financial's stockholders are expected to receive between 1.550 and 1.759 shares (subject to increase to 2.023 shares) of Waypoint Financial stock for each share of York


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Financial  stock.  The offering range and the share exchange ratios could change as a result of updates to the independent appraisal, reflecting changes in market conditions during the offering.

Shares of stock are being offered for sale in a subscription offering, in descending order of priority, to Harris Savings Bank's depositors with $50 or more on deposit at December 31,1998; Harris Savings Bank's employee stock ownership plan; depositors with $50 or more on deposit at June 30, 2000 and depositors at August 7, 2000. Shares of stock not sold in the subscription offering are expected to be offered to the public in a concurrent community offering, with a preference to residents of the counties where Harris Savings Bank and York Federal have branches, to Harris Financial stockholders and York Financial stockholders at August 7, 2000 and to current York Federal depositors. Shares unsubscribed in the subscription and community offerings are expected to be offered for sale to the public in a firm commitment underwritten public offering. All shares will be sold at $10.00 per share.

The conversion and merger will not affect the terms and conditions of any loans held by borrowers of Harris Savings Bank, nor will it affect the balances, interest rates, maturities or insurance coverage of deposit accounts. The conversion is subject to the receipt of final Office of Thrift Supervision approval, and ratification of the Plan by depositors of Harris Savings Bank and minority stockholders of Harris Financial. The merger is subject to final approval of the Office of Thrift Supervision, Harris Financial's minority stockholders and York Financial's stockholders.

Stock offering materials will be mailed to those eligible to subscribe in the subscription offering, and proxy materials will be provided to stockholders and depositors eligible to vote on the Plan and/or the merger. Information, including details of the offering, the merger and operations of Harris Financial and York Financial are provided in the Prospectus, which is expected to be available after August 28, 2000, by calling the Waypoint Financial Stock Information Center, which will commence operations at that time. The toll free telephone number is 877/902-7556. Hours of operation will be from 9:00 a.m. to 4:00 p.m., Monday through Friday. Way point Financial's common stock is expected to trade on the Nasdaq National Market under symbol "WYPT".

Harris Savings Bank operates 37 branches in five counties of south central Pennsylvania and Washington County, Maryland. As of June 30, 2000, Harris Financial had unaudited assets of $2.9 billion and equity of $168.7 million. York Federal Savings and Loan Association operates 26 full-service offices in four counties in south central Pennsylvania and in Harford County, Maryland. As of June 30, 2000, York Financial had unaudited assets of $1.7 billion and equity of $109.9 million.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus. The shares of common stock are not savings accounts, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.




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Contact:

     Harris Savings Bank
     James Durrell
     Executive Vice President and Chief Financial Officer
     717/909-2247

      or

     York Federal Savings and Loan Association
     Robert W. Pullo
     Chairman and Chief Executive Officer
     717/849-2746